Exhibit 15.1

June 25, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 29, 2021 on our review of interim financial information of Carrier Global Corporation, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 is incorporated by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida